Third Quarter 2022 Investor Presentation November 3, 2022

We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for mortgage loans, MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between mortgage loans, MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on mortgage loans, Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Robert W. Lehman Chief Financial Officer Bonnie M. Wongtrakool Chief Executive Officer Sean Johnson Deputy Chief Investment Officer 2 Third Quarter 2022 WMC Earnings Call Presenters Greg Handler Chief Investment Officer

3 Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the world’s leading global fixed income managers, known for team management, proprietary research, robust risk management and a long-term fundamental value approach. • AUM of $375.5 billion(1) ◦ AUM of the Mortgage and Consumer Credit Group is $65.2 billion(1) ◦ Extensive mortgage and consumer credit investing track record • Publicly traded mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential mortgage markets • Completed Initial Public Offering in May 2012 Please refer to page 31 for footnote disclosures. Overview of Western Asset Mortgage Capital Corporation

2023 Outlook 4

Mortgage & Consumer Credit Outlook The post-Covid rebound has been uneven across parts of the economy, geographically, across demographics, and amongst different asset classes with certain segments of the economy operating well above and others well below the pre-Covid economy. On top of these challenges, geopolitical risks have arisen, broad based inflationary pressures have persisted, and the Federal Reserve’s policy accommodation has been reversed, pressuring financial conditions. Mortgage and consumer credit spreads are well wide of the levels we saw pre-Covid and in December 2018, the last time the Federal Reserve initiated significant tightening measures. After booming during the pandemic, home price appreciation has begun to stall, and in some markets decline, under the pressure of higher mortgage rates and lack of affordability. The housing market had surged during the pandemic as there was inadequate supply to meet the increased demand. Supply chain issues continue to delay the construction of many homes but as the supply comes online over the next 6-12 months in the face of waning demand, we expect to see downward pressure on home prices. The speed and magnitude of any such decline will likely be determined by broader economic growth levels and the absolute level of mortgage rates. While housing prices and activity are expected to moderate, we do not see the significant risk of defaults or home price correction that current market pricing in mortgage credit implies. As we gain more clarity on the pace and timing of Fed tapering, and with inflation likely to moderate substantially in 2023, the volatility in rates and spreads is expected to decline significantly. We believe that spread normalization, combined with high carry, will provide upside value to credit sensitive residential mortgage investors. Our Manager's General Investment Outlook 5

6 • Single-family housing market lending has remained disciplined due to tight bank regulations and standards • This housing boom is unlike the 2005-2007 period in that lending is highly constrained • Less concern over leverage and housing bust this time around with significant household owners' equity Housing Market Lending Activity

7 • Residential real estate prices have risen through 2022, albeit at lower levels compared to 2021, as record low supply normalizes • 92% of borrowers have a 4% or lower mortgage rate, creating an incentive to keep that mortgage • Affordability will likely curb housing demand going forward with the higher mortgage rates Housing Market Expected to Cool Down

8 • Excess new home construction is a concern but is relatively benign from a historical perspective • Construction and purchase activity expected to slow significantly due to higher rates and reduced affordability • Home price growth expected to decelerate but with limited downside risk Housing Activity Expected to Slow Down

9 CMBS Delinquency • Recovery continues, office and retail improvement stagnates

10 Investment Strategy Our investment strategy's primary goal is to generate attractive returns while preserving book value. We continue to find value in credit sensitive mortgages. Under current market conditions we expect to continue to focus investments in non-qualified residential mortgages and other mortgage credit that are accretive to portfolio earnings. Target Investments Residential Non-Qualified Mortgages ◦ Program initiated in 2014 ◦ No cumulative principal losses ◦ Strategic partnerships with seasoned originators ◦ Current target coupon in the 9% range ◦ Average loan to value mid to high 60% at origination ◦ Non-recourse debt through securitization Other Mortgage Credit ◦ Assets with low leverage and strongly underwritten ◦ Residential securities ◦ Commercial loans and securities ◦ Yields between 6%-15% ◦ Favoring long-term financing utilizing structural leverage and low recourse leverage

Company Business Update The Company continues to execute on its business strategy to focus on residential real estate investments. • In July 2022, the Company effected a 1-for-10 reverse stock split, which is reflected retroactively in all share numbers throughout this presentation. • Also in July 2022, the Company completed its fourth securitization of $402.2 million of Residential Whole Loans, securing $351.9 million of long-term fixed rate financing. • For the three months ended September 30, 2022, the Company received $41.3 million from the sale or repayment of Residential Whole Loans. • For the three months ended September 30, 2022, the Company received $24.6 million from the repayment or paydown of Commercial Whole Loans and Non-Agency CMBS. • For the three months ended September 30, 2022, the Company repurchased $1.0 million aggregate principal amount of its outstanding 6.75% Convertible Senior Unsecured Notes due in 2022 ("2022 Notes") at par value. Subsequently, the remaining $26.0 million were repurchased upon maturity on October 3, 2022. • Last quarter, the Company also announced that its Board of Directors has authorized a review of strategic alternatives for the Company aimed at enhancing shareholder value, which may include a sale or merger of the Company. JMP Securities, A Citizens Company, has been retained as exclusive financial advisor to the Company. No assurance can be given that the review being undertaken will result in a sale, merger, or other transaction involving the Company, and the Company has not set a timetable for completion of the review process. The Company does not intend to make any further statements regarding this process unless and until a definitive agreement for a transaction has been reached, or until the process of exploring strategic alternatives has ended. 11

Company Business Update (Continued) • As of September 30, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million , secured by an indirect pledge of equity in the mortgage borrower and owner of a retail facility, was non-performing and past its maturity date of June 29, 2021. Interest payments on this loan were received from a reserve that was exhausted in May 2021. On October 25, 2022, the senior mezzanine lender notified the Company that it had consummated a strict foreclosure under the Uniform Commercial Code of its equity interest in the mortgage borrower and owner of the property, which had the effect of foreclosing out the Company’s subordinate pledge of equity in the retail facility owner that served as collateral for the junior mezzanine loan. As a result, the Company’s junior mezzanine loan remains outstanding but without the benefit of the primary collateral supporting the loan. The Company continues to benefit from certain corporate and personal guarantees with respect to its loan and has certain rights to excess proceeds generated by two other large retail and entertainment properties owned by the borrower in Canada and the American Midwest. As a result of the foreclosure noted above, the Company has marked down the value of its investment in the CRE 3 junior mezzanine loan from $26.9 million at June 30, 2022 to $8.8 million at September 30, 2022. The Company is currently exploring all available measures to maximize its recovery with respect to this loan, but if none of these measures is successful, the Company could experience a total loss of its investment, which would result in an $8.8 million reduction in the Company’s book value. There can be no assurance that the Company will be able to obtain any recovery with respect to such loan. 12

13 Please refer to page 31 for footnote disclosures. • GAAP book value per share of $16.22. • Economic book value(5) per share of $19.25. • GAAP net loss attributable to common shareholders and participating securities of $40.0 million, or $6.63 per basic and diluted share. • Distributable earnings(2) of $2.3 million, or $0.37 per basic and diluted share. • Economic return on GAAP book value was negative 28.4%(3) for the quarter. • Economic return on economic book value was negative 20.0% for the quarter. • 1.26%(4) annualized net interest margin on our investment portfolio. • 3.3x recourse leverage as of September 30, 2022, which improved to 3.1x after retirement of the 2022 Notes in October 2022. • Unrestricted cash balance of $28.6 million at October 3, 2022, after the retirement of the 2022 Notes. • On September 22, 2022 we declared a third quarter common dividend of $0.40 per share. Third Quarter Financial Results

14 The following are the Company's key metrics as of December 31, 2021; Share Price September 30, 2022 Market Cap (in millions) Q3 Dividend Q3 Dividend Yield Recourse Leverage before 2022 Note retirement Net Interest Margin(4) $11.19 $67.6M $0.40 14.3% 3.3x 1.26% Economic Book Value(5) September 30, 2022 Economic Book Value(5) June 30, 2022 Economic Book Value(5) Change Economic Book Value Change Q3 Economic Return(3) $19.25 $24.58 $(5.33) (21.7)% (20.0)% Please refer to page 31 for footnote disclosures. WMC Key Metrics as of September 30, 2022 GAAP Book Value September 30, 2022 GAAP Book Value June 30, 2022 GAAP Book Value Change GAAP Book Value Change Share Price to GAAP Book Value $16.22 $23.23 $(7.01) (30.2)% 69.0%

Portfolio Summary ($ in thousands) September 30, 2022 No. of Investments Principal Balance Amortized Cost Fair Value Borrowings Residential Whole Loans 2,995 $ 1,190,326 $ 1,198,444 $ 1,099,624 $ 676,230 Commercial Loans 6 171,567 171,567 90,103 53,662 Non-Agency CMBS, including IOs 12 110,115 107,122 88,822 55,155 Agency and Non-Agency RMBS, including IOs(14) 20 45,569 36,084 30,406 76,488 Securitized Commercial Loan(6) 1 1,385,591 1,294,756 1,171,914 1,161,733 Residential Bridge Loans 7 5,585 5,585 5,120 2,895 Other Securities(7) 8 46,493 42,942 38,310 25,914 3,049 $ 2,955,246 $ 2,856,500 $ 2,524,299 $ 2,052,077 48.3% 45.0% 1.0% 2.7%3.0% Retail and Entertainment Residential Mixed Use Hotel Other (inc. Office, Multifamily and Nursing Facilities) Property Type 15 46.4% 43.6% 3.6% 3.5%1.5% 1.2% 0.2% Securitized Commercial Loans Residential Whole-Loans Commercial Loans Non-Agency CMBS Other Securities Agency and Non-Agency RMBS Residential Bridge Loans Please refer to page 31 for footnote disclosures. Investment Portfolio Overview Investment Type

16 Overview ($ in thousands) September 30, 2022 Total number of loans 2,995 Principal $ 1,190,326 Fair value $ 1,099,625 Unrealized loss $ 120,856 Weighted average remaining term in years 27.2 Weighted average coupon rate 4.8 % Weighted average LTV 65.5 % Weighted average original FICO score(13) 748 Loan Performance Geographic Concentration 73.0% 16.6% 10.4% West Northeast Southeast Southwest Midwest N um be r o f L oa ns 1 2,985 3 0 0 7 Loans in Forbearance Current 1-30 Days 31-60 Days 61-90 Days 90+ Days 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2,750 3,000 Residential Whole Loans Please refer to page 31 for footnote disclosures.

17 Overview ($ in thousands) September 30, 2022 Number of loans held 6 Principal balance $ 171,567 Fair value $ 90,103 Unrealized loss $ 81,464 Percentage of floating rate loans 100.0 % Percentage of senior loans 90.3 % Number of performing loans 6 Weighted average extended life in years 1.67 Weighted average original LTV 58.9% 15.9% 9.7% 49.7% 24.6% Nursing Home/Assisted Living Facilities Retail and Entertainment Center Hotel Retail Property Type Geographic Concentration 77.4% 4.0% 4.0% 14.6% Northeast Midwest Southeast West Unleveraged Weighted Average Effective Yield 3.5% 2.6% 2.6% 2.6% 4.3% 6/30/21 9/30/21 12/31/21 3/31/22 9/30/2022 0% 2% 4% 6% 8% 10% Commercial Loans

Commercial Loans as of September 30, 2022 ($ in thousands)

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 3[(1)]	Interest-Only Mezzanine loan	$ 90,000	$ 8,777	58.0%	1-Month LIBOR plus 9.25%	6/29/2021	None	Entertainment and Retail	NJ
CRE 4[(2)]	Interest-Only First Mortgage	22,204	22,204	63.0%	1-Month LIBOR plus 3.02%	8/6/2025[(2)]	None	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	24,405	62.0%	1-Month LIBOR plus 3.75%	11/6/2022	One-Year Extension	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	13,136	62.0%	1-Month LIBOR plus 3.75%	11/6/2022	One-Year Extension	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,220	62.0%	1-Month LIBOR plus 3.75%	11/6/2022	One-Year Extension	Hotel	IL, FL
SBC 3[(3)]	Interest-Only First Mortgage	14,362	14,361	49.0%	One-Month LIBOR plus 4.35%	1/6/2023	None	Nursing Facilities	CT
		$ 171,567	$ 90,103						

(1) As of September 30, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million , secured by an indirect pledge of equity in the mortgage borrower and owner of a retail facility, was non-performing and past its maturity date of June 29, 2021. Interest payments on this loan were received from a reserve that was exhausted in May 2021. On October 25, 2022, the senior mezzanine lender notified the Company that it had consummated a strict foreclosure under the Uniform Commercial Code of its equity interest in the mortgage borrower and owner of the property, which had the effect of foreclosing out the Company's subordinate pledge of equity in the retail facility owner that served as collateral for the junior mezzanine loan. As a result, the Company's junior mezzanine loan remains outstanding but without the benefit of the primary collateral supporting the loan. The Company continues to benefit from certain corporate and personal guarantees with respect to its loan and has certain rights to excess proceeds generated by two other large retail and entertainment properties owned by the borrower in Canada and the American Midwest. As a result of the foreclosure noted above, the Company has marked down the value of its investment in the CRE 3 junior mezzanine loan from $26.9 million at June 30, 2022 to $8.8 million at September 30, 2022. The Company is currently exploring all available measures to maximize its recovery with respect to this loan, but if none of these measures is successful, the Company could experience a total loss of its investment, which would result in an $8.8 million reduction in the Company's book value. There can be no assurance that the Company will be able to obtain any recovery with respect to such loan.

(2) CRE 4 was granted a 3 year extension through August 6, 2025, with a principal pay down of $16.2 million.

(3) During July 2022, the SBC 3 loan was granted a six month extension through January 6, 2023, with a 25 bps increase in rate and a 25 bps extension fee.

18

Western Asset Mortgage Capital Corp.

19 CRE Pro-Forma Analysis The below table presents the impact on GAAP and Economic Book Value excluding CRE 3 • The loan was placed on non-accrual status in May 2021. For additional information, see Note 1 on page 16. • On September 30, 2022, there was no financing on CRE 3. Description ($ in thousands) Amount Per Share GAAP Book Value, at September 30, 2022 $ 97,948 $ 16.22 CRE 3, at fair value 8,777 1.45 GAAP Book Value adjusted for the exclusion of CRE 3 $ 89,171 $ 14.77 Adjustments to deconsolidated VIEs and reflect the Company's interest in the securities owned: Deconsolidation of the VIEs' assets $ (2,281,396) $ (377.84) Deconsolidation of the VIEs' liabilities 2,168,088 359.07 Interest in securities of VIEs owned, at fair value 131,618 21.80 Economic Book Value adjusted for CRE 3, at September 30, 2022 $ 107,481 $ 17.80

20 Overview ($ in thousands) Total Conduit SASB Total number of investments 13 4 9 Principal $ 110,115 $ 15,058 $ 95,057 Fair value $ 88,822 $ 10,565 $ 78,257 Unrealized gain(loss) $ (18,300) $ (2,614) $ (15,686) Weighted average expected life in years 1.9 6.4 1.2 Weighted average original LTV 65.1% 62.5% 65.5% 20.7% 1.9% 77.5% Non-Investment Grade Investment Grade D/Not Rated Ratings Category 38.5% 11.5% 6.8% 11.4% 30.1% 1.7% Hotel Office Retail Multifamily Mixed Use Other Property Type Geographic Concentration 32.4% 12.3% 8.7% 13.3% 32.4% 0.9% West South Northeast Midwest Bahamas Other Non-Agency CMBS Investments

21 Overview Total number of investments 1 Principal $ 1,385,591 Fair value $ 1,171,914 Unrealized loss $ (122,841) Weighted average expected life in years 3.0 Weighted average yield 6.81 % Securitized Commercial Loan Portfolio Principal Amortized Cost Fair Value Property Type CSMC Trust 2014 - USA $ 1,385,591 $ 1,294,755 $ 1,171,914 Retail and Entertainment Center The Company had variable interest in one third party sponsored CMBS VIEs, CSMC Trust 2014-USA. The Company determined that it was the primary beneficiary of this VIE and was required to consolidate. The securitized commercial loan that serve as collateral for the securitized debt issued by this VIEs can only be used to settle the securitized debt. The following table represents the Company's economic exposure to this VIE, which is limited to the fair value of its investments: Investments in CMBS VIEs Principal Amortized Cost Fair Value CSMC Trust 2014 - USA - Class F $ 14,900 $ 14,136 $ 10,182 Securitized Commercial Loans ($ in thousands)

22 Please refer to page 31 for footnote disclosures. For Three Months Ended September 30, 2022 ($ in thousands - except per share data) Agency RMBS Non- Agency CMBS Non- Agency RMBS Residential Whole Loans Residential Bridge Loans Other Securities Commercial Loans Securitized Commercial Loan Convertible Senior Notes Other Derivatives Total Interest Income(10) $ 13 $ 2,334 472 $ 13,883 $ 28 $ 1,046 $ 1,541 $ 244 $ — $ — $ 19,561 Miscellaneous Income (loss)(11) — — — — — (61) — — — — (61) Interest expense (2) (282) (128) (10,715) (59) (167) (780) (39) (2,403) $ — $ (14,575) Swap interest expense — 20 7 227 1 8 33 3 — — 299 Net Interest Income 11 2,072 351 3,395 (30) 826 794 208 (2,403) — 5,224 Investment realized gain/(loss) — — — (32) — — — — (2) — (34) Investment unrealized gain/(loss)(12) (63) (628) (2,506) (45,328) 26 (2,410) (17,729) (548) — $ — $ (69,186) Securitized debt unrealized gain/(loss) 26,271 — 26,271 Gain (loss) on derivatives 3 322 107 3,687 17 137 538 42 — $ (225) $ 4,628 Portfolio Income (Loss) $ (49) $ 1,766 $ (2,048) $ (12,007) $ 13 $ (1,447) $ (16,397) $ (298) $ (2,405) $ (225) $ (33,097) Portfolio Income (Loss) Per Share $ (0.01) $ 0.29 $ (0.34) $ (1.99) $ — $ (0.24) $ (2.71) $ (0.05) $ (0.39) $ (0.04) $ (5.48) Third Quarter Portfolio Income Attribution(10)

Investment Type 23.0% 25.3% 38.8% 1.8% 9.8%1.3% Commercial Loans Non-Agency CMBS Agency and Non-Agency RMBS Residential Whole-Loans Other Securities Residential Bridge Loans Portfolio Summary ($ in thousands) September 30, 2022 No. of Investments Principal Balance Amortized Cost Fair Value Borrowings Residential Whole Loans 13 $ 7,149 $ 7,255 $ 7,213 $ 4,827 Commercial Loans 6 171,567 171,567 90,103 53,662 Non-Agency CMBS, including IOs 13 125,015 121,259 99,003 55,155 Agency and Non-Agency RMBS, including IOs 40 171,902 160,770 151,842 76,488 Residential Bridge Loans 7 5,585 5,585 5,120 2,895 Other Securities(7) 8 46,493 42,942 38,310 25,914 87 $ 527,711 $ 509,378 $ 391,591 $ 218,941 Property Type 16.0% 40.1% 16.6% Retail and Entertainment Residential Hotel Nursing Home/Assisted Living Facilities Mixed Use Multifamily Office Other *Includes the value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company and excludes the asset and liabilities associated with each of consolidated trusts (CSMC 2014, Arroyo 2019-2 and Arroyo 2020-1). See page 20 for reconciliation to GAAP basis portfolio composition. 23 Investment Portfolio Overview (Unconsolidated) (*) Please refer to page 31 for footnote disclosures.

24 *Excludes consolidation of VIE Trusts required under GAAP Please refer to page 31 for footnote disclosures. Total Investment Portfolio ($ in thousands) September 30, 2022 Consolidated (As Reported) Investments of Consolidated VIEs Interest in securities of VIEs owned Unconsolidated (Non GAAP) Residential Whole Loans $ 1,099,624 $ (1,092,411) $ — $ 7,213 Commercial Loans 90,103 — — 90,103 Non-Agency CMBS, including IOs 88,821 — 10,182 99,003 Agency and Non-Agency RMBS, including IOs(14) 30,406 — 121,436 151,842 Securitized Commercial Loan(6) 1,171,914 (1,171,914) — — Residential Bridge Loans 5,120 — — 5,120 Other Securities(7) 38,310 — — 38,310 Real Estate Owned 1,124 — — 1,124 Total $ 2,525,422 $ (2,264,325) $ 131,618 $ 392,715 Adjusted* Portfolio Composition

Repurchase Agreement Financing September 30, 2022 Repurchase Agreement Borrowings Weighted Average Interest Rate on Borrowings Outstanding at end of period Weighted Average Remaining Maturity (days) Short-Term Borrowings Agency RMBS $ 317 3.15% 32 Non-Agency RMBS 54,228 6.17% 88 Residential Whole Loans 778 5.40% 11 Residential Bridge Loans 2,895 5.60% 11 Commercial Loans 5,630 6.18% 11 Other securities(7) 1,966 5.75% 17 Total short term borrowings $ 65,814 6.11% 75 Long-Term Borrowings: Non-Agency CMBS and Non-Agency RMBS Facility Non-Agency CMBS 55,155 2.28% 214 Non-Agency RMBS 21,943 2.28% 214 Other Securities(7) 23,948 2.28% 214 Subtotal 101,046 2.28% 214 Residential Whole Loan Facility Residential Whole Loans 4,049 5.11% 35 Commercial Whole Loan Facility Commercial Loans 48,032 4.55% 35 Total long term borrowings 153,127 3.07% 153 Repurchase agreements borrowings $ 218,941 3.98% 130 25Please refer to page 31 for footnote disclosures. Financing ($ in thousands)

Long-Term Financing Facilities Residential Whole Loan Financing Facility • As of September 30, 2022, approximately $5.8 million in non QM loans remained in the facility. The outstanding borrowing under this facility was $4.0 million as of September 30, 2022. Commercial Whole Loan Facility • As of September 30, 2022, the Company had approximately $48.0 million in borrowings, with a weighted average interest rate of 4.55% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $67.0 million. Non-Agency CMBS and Non-Agency RMBS Facility • As of September 30, 2022, the outstanding balance under this facility was $101.0 million. The borrowing is secured by investments with a fair market value of $152.1 million as of September 30, 2022. Convertible Senior Unsecured Notes • During third quarter of 2022, the Company repurchased $1.0 million aggregate principal amount of its 2022 Notes at par value. • As of September 30, 2022, the Company had $86.3 million aggregate principal amount outstanding of 6.75% convertible senior unsecured notes due in 2024. • As of September 30, 2022, the Company had $26.0 million aggregate principal amount outstanding of 6.75% convertible senior unsecured notes due in 2022. The outstanding balance on September 30, 2022 was repaid in full upon maturity of the 2022 Notes on October 3, 2022. 26 Financing (Continued)

Financing (Continued)

Non-Recourse Financings

Residential Mortgage-Backed Notes

The residential mortgage-backed notes issued by the Company for the Arroyo Trust 2019-2, the Arroyo Trust 2020-1 and the Arroyo Trust 2022-1 securitizations can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company. The Arroyo 2019-2 and Arroyo 2020-1 notes are carried at amortized cost on the Company's Consolidated Balance Sheets, while the Arroyo 2022-1 notes are carried at fair value on the Company's Consolidated Balance Sheets. The Company retained the subordinate bonds for these Trusts regardless of accounting treatment. These bonds had a fair market value of $28.9 million, $19.3 million and $32.0 million, respectively, at September 30, 2022. The retained subordinate bonds for the securitizations are eliminated in consolidation.

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2019 securitization at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:[8]				
Class A-1	$ 176,628	3.3%	$ 176,628	4/25/2049
Class A-2	9,473	3.5%	9,473	4/25/2049
Class A-3	15,007	3.8%	15,007	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	226,163		226,163	
Less: Unamortized Deferred Financing Cost	N/A		2,830	
Total	**$ 226,163**		**$ 223,333**	

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2020 securitization at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:[8]				
Class A-1A	$ 77,393	1.7%	$ 77,393	3/25/2055
Class A-1B	9,184	2.1%	9,184	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	129,797		129,797	
Less: Unamortized Deferred Financing Costs	N/A		1,665	
Total	**$ 129,797**		**$ 128,132**	

Please refer to page 31 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

28 Financing (Continued) The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2022-1 securitization at September 30, 2022 (dollars in thousands): Classes Principal Balance Coupon Carrying Value Contractual Maturity Offered Notes:(8) Class A-1A $ 218,530 2.5% $ 199,526 12/25/2056 Class A-1B 82,942 3.3% 69,669 12/25/2056 Class A-2 21,168 3.6% 16,617 12/25/2056 Class A-3 28,079 3.7% 21,312 12/25/2056 Class M-1 17,928 3.7% 12,814 12/25/2056 Subtotal 368,647 319,938 Less: Unamortized Deferred Financing Cost N/A — Total $ 368,647 $ 319,938 The following table summarizes the residential mortgage-backed notes by the Company's Arroyo Trust 2022-2 securitization at September 30, 2022 (dollars in thousands): Classes Principal Balance Coupon Carrying Value Contractual Maturity Offered Notes:(8) Class A-1 $ 273,691 5% $ 263,315 7/25/2057 Class A-2 23,297 5.0% 21,916 7/25/2057 Class A-3 28,388 5% 26,398 7/25/2057 Class M-1 17,694 5% 15,097 7/25/2057 Subtotal 343,070 326,726 Financing Cost N/A — Total $ 1,370,691 $ 1,161,733

Financing (Continued)

Commercial Mortgage backed Notes

As of September 30, 2022, the Company had one consolidated commercial mortgage-backed variable interest entities that had an aggregate securitized debt balance of $1.2 billion. The securitized debt of the trust can only be settled with the collateral held by the trust and is non-recourse to the Company. The Company holds an interest in a subordinate bond in CMSC 2014 USA securitization and this bond had a fair market value of $10.2 million at September 30, 2022. The retained subordinate bond is not reflected in the below tables because is is eliminated in consolidation.

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Class A-1	$ 120,391	3.3%	$ 109,867	9/11/2025
Class A-2	531,700	4.0%	482,628	9/11/2025
Class B	136,400	4.2%	119,584	9/11/2025
Class C	94,500	4.3%	79,772	9/11/2025
Class D	153,950	4.4%	122,083	9/11/2025
Class E	180,150	4.4%	132,952	9/11/2025
Class F	153,600	4.4%	104,961	9/11/2025
Class X-1 (interest only)	N/A	0.5%	8,268	9/11/2025
Class X-2 (interest only)	N/A	—%	1,618	9/11/2025
	$ 1,370,691		1,161,733	

29

Western Asset Mortgage Capital Corp.

Subsequent Events 2022 Convertible Senior Unsecured Notes Maturity The Company's 2022 Notes outstanding on September 30, 2022 of $26.0 million were repaid in full upon their maturity on October 3, 2022. The Company had an unrestricted cash balance of $28.6 million at October 3, 2022, after the retirement of the 2022 Notes. CRE 3 Loan As of September 30, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million , secured by an indirect pledge of equity in the mortgage borrower and owner of a retail facility, was non-performing and past its maturity date of June 29, 2021. Interest payments on this loan were received from a reserve that was exhausted in May 2021. On October 25, 2022, the senior mezzanine lender notified the Company that it had consummated a strict foreclosure under the Uniform Commercial Code of its equity interest in the mortgage borrower and owner of the property, which had the effect of foreclosing out the Company’s subordinate pledge of equity in the retail facility owner that served as collateral for the junior mezzanine loan. As a result, the Company’s junior mezzanine loan remains outstanding but without the benefit of the primary collateral supporting the loan. The Company continues to benefit from certain corporate and personal guarantees with respect to its loan and has certain rights to excess proceeds generated by two other large retail and entertainment properties owned by the borrower in Canada and the American Midwest. As a result of the foreclosure noted above, the Company has marked down the value of its investment in the CRE 3 junior mezzanine loan from $26.9 million at June 30, 2022 to $8.8 million at September 30, 2022. The Company is currently exploring all available measures to maximize its recovery with respect to this loan, but if none of these measures is successful, the Company could experience a total loss of its investment, which would result in a $8.8 million reduction in the Company’s book value. There can be no assurance that the Company will be able to obtain any recovery with respect to such loan. 30

31 (1) As of September 30, 2022. (2) Distributable Earnings is a non-GAAP financial measure that is used by us to approximate cash yield or income associated with our portfolio and is defined as GAAP net income (loss) as adjusted, excluding, net realized gain (loss) on investments and termination of derivative contracts, net unrealized gain (loss) on investments and debt, net unrealized gain (loss) resulting from mark-to-market adjustments on derivative contracts, provision for income taxes, non-cash stock-based compensation expense, non-cash amortization of the convertible senior unsecured notes discount, one-time charges such as acquisition costs and impairment on loans and one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between us, our Manager and our Independent Directors and after approval by a majority of our independent directors. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the period. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (5) Economic book value is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by taking the GAAP book value and 1) adding the fair value of the retained interest or acquired security of the VIEs held by the Company and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC 2014 USA, Arroyo 2019-2, Arroyo 2020-1, Arroyo 2022-1 and Arroyo 2022-2). Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. (6) At September 30, 2022, the Company held an $10.2 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity. The Securitized Commercial loan value represents the estimate fair market value of collateral within the variable interest entity. (7) At September 30, 2022 Other Securities include GSE Credit Risk Transfer securities with an estimated fair value of $32.3 million and student loans ABS with a fair value of $6.0 million. (8) The subordinate notes were retained by the Company. (9) Non-GAAP measure which includes net interest margin (as defined in footnote 4) and realized and unrealized gains or losses in the portfolio. (10) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income. (11) Includes miscellaneous fees and interest on cash investments. (12) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives. (13) The original FICO score is not available for 236 loans with a principal balance of approximately $77.7 million at September 30, 2022. The Company has excluded these loans from the weighted average computations. (14) Borrowings reported for Agency and Non-Agency RMBS investments include borrowings for Arroyo 2019-2 and Arroyo 2020-1. These are eliminated in consolidation. Footnotes

32 Book Value Roll Forward ($ in thousands) Amounts in 000's Per Share GAAP Book Value at June 30, 2022 $ 140,274 $ 23.23 Common dividend (2,416) (0.40) 137,858 22.83 Portfolio Income Net Interest Margin 5,946 0.98 Realized gain (loss), net 901 0.15 Unrealized gain (loss), net (39,947) (6.62) Net portfolio income (33,100) (5.48) Operating expenses (1,192) (0.20) Transaction costs (2,635) (0.45) General and administrative expenses, excluding equity based compensation (2,717) (0.45) Provision for taxes (266) (0.04) GAAP Book Value at September 30, 2022 $ 97,948 $ 16.22 Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned Arroyo 2019-2 7,574 1.25 Arroyo 2020-1 11,116 1.84 Arroyo 2022-1 (262) (0.04) Arroyo 2022-2 (118) (0.02) Economic Book Value at September 30, 2022 $ 116,258 $ 19.25 Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned Deconsolidation of VIEs assets (2,281,396) (377.84) Deconsolidation VIEs liabilities 2,168,088 359.07 Interest in securities of VIEs owned, at fair value 131,618 21.80 Economic Book Value at September 30, 2022 $ 116,258 $ 19.25

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information